Exhibit 4.2

EXECUTION COPY

SUPPLEMENTAL AGREEMENT

DATED 22 AUGUST 2007

BETWEEN

TELENET BIDCO NV

AND

BNP PARIBAS

as Facility Agent

relating to a €2,300,000,000 Credit Agreement

dated 1 August 2007

ALLEN & OVERY LLP

LONDON

THIS AGREEMENT is dated 22 August 2007

BETWEEN:

(1)                                  TELENET BIDCO NV  (HR Mechelen 89835, Enterprise No. 0473.416.418) (the Company);

(2)                                  THE ORIGINAL GUARANTORS under and as defined in the Credit Agreement (defined below); and

(3)                                  BNP PARIBAS as agent (in this capacity the Facility Agent).

BACKGROUND

(A)                              This Agreement is supplemental to and amends a credit agreement dated 1 August 2007 between, among others, the Company and the Facility Agent (the Credit Agreement).

(B)                                The Lenders (as defined in the Credit Agreement) have consented to the amendments to the Credit Agreement contemplated by this Agreement. Accordingly, the Facility Agent is authorised to execute this Agreement on behalf of the Finance Parties.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

(a)                                  In this Agreement:

Effective Date means the date of this Agreement or such other date as the Company and the Facility Agent may agree.

(b)                                 Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

1.2                               Construction

The principles of construction set out in the Credit Agreement will have effect as if set out in this Agreement.

2.                                      AMENDMENTS

(a)                                  Subject as set out below, the Credit Agreement will be amended from the Effective Date so that it reads as if it were restated in the form set out in Schedule I  (Restated Credit Agreement).

(b)                                 The Credit Agreement will not be amended by this Agreement unless the Company and Original Guarantors countersign this Agreement on or prior to the Effective Date.

3.                                      REPRESENTATIONS

3.1                               Representations

The representations set out in this Clause are made by each Obligor on the date of this Agreement to each Finance Party.

3.2                               Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of this Agreement and the transactions contemplated by this Agreement.

3.3                               Legal validity

Subject to any general principles of law limiting its obligations and specifically referred to in any legal opinion delivered under schedule 1 (Conditions Precedent Documents) of the Credit Agreement, this Agreement constitutes its legally binding, valid and enforceable obligation.

3.4                               Non-conflict

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(a)                                  in any material respect, any law or regulation or official judgment or decree applicable to it;

(b)                                 in any material respect, its constitutional documents; or

(c)                                  any agreement or instrument to which it is a party or is binding on any of its assets or binding upon any other member of the Group or any other member of the Group's assets, where such conflict would or is reasonably likely to have a Material Adverse Effect.

3.5                               Authorisations

Subject to any general principles of law limiting its obligations and specifically referred to in any legal opinion delivered under schedule 1 (Conditions Precedent Documents) of the Credit Agreement, all material and necessary authorisations, registrations, consents, approvals, licences, and filings required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are validly existing.

4.                                      CONSENTS

Each Obligor:

(a)                                  agrees to the amendment and restatement of the Credit Agreement as contemplated by this Agreement; and

(b)                                 with effect from the Effective Date, confirms that any security or guarantee created or given by it under a Finance Document will:

(i)                                     continue in full force and effect; and

(ii)                                  extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents as amended by this Agreement.

5.                                      MISCELLANEOUS

(a)                                  This Agreement and the Credit Agreement, as amended and restated by this Agreement is a Finance Document.

(b)                                 Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect and, from the Effective Date, the Credit Agreement and this Agreement will be read and construed as one document.

6.                                      GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

RESTATED CREDIT AGREEMENT

SIGNATORIES

Company

TELENET BIDCO NV

By:

Original Guarantors

TELENET BIDCO NV

By:

TELENET NV

By:

UPC BELGIUM NV

By:

Facility agent

BNP PARIBAS

By: